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                                                                        EX. 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of BancFirst Ohio Corp. of our report dated January 22, 1999 relating to the financial statements and financial statement schedules appearing in BancFirst Ohio Corp.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Columbus, Ohio
February 15, 2000